                                THE BANCORP BANK
                                 BALANCE SHEETS


                                                            September 30,
                                                                2004                December 31,
                                                             (unaudited)               2003
                                                            -------------           ------------
  ASSETS                                                               (in thousands)
Cash and cash equivalents
 Cash and due from banks                                      $   8,402              $  11,650
 Interest bearing deposits                                        2,766                  1,027
 Federal funds sold                                              53,604                 29,506
                                                              ---------              ---------
 Total cash and cash equivalents                                 64,772                 42,183

Investments, available-for-sale                                 113,810                 24,387
Loans, net of allowance for loan and lease losses of
  $2,955 and $1,613                                             344,320                230,406
Premises and equipment, net                                       2,847                  2,377
Accrued interest receivable                                       2,135                  1,219
Other assets                                                      3,807                  3,725
                                                              ---------              ---------
  Total assets                                                $ 531,691              $ 304,297
                                                              =========              =========

  LIABILITIES
Deposits
 Demand (non-interest bearing)                                $  61,434              $  49,361
 Savings, money market and interest checking                    174,080                111,438
 Time deposits                                                  129,156                104,410
 Time deposits, $100,000 and over                                 7,953                 12,911
                                                              ---------              ---------
  Total deposits                                                372,623                278,120

Securities sold under agreements to repurchase                    2,372                      3
Federal Home Loan Bank advances                                  45,000                   --
Accrued interest payable                                            205                    218
Other liabilities                                                   901                    208
                                                              ---------              ---------
  Total liabilities                                             421,101                278,549
                                                              ---------              ---------

SHAREHOLDER'S EQUITY
 Preferred stock -authorized 5,000,000 shares, none issued         --                     --
 Common stock - authorized, 30,000,000 shares of $0.15 par
  value; issued shares 10,687,500 at September 30, 2004 and
  3,500,000 at December 31, 2003                                  1,603                    525
 Additional paid-in capital                                     111,947                 30,149
 Accumulated deficit                                             (2,442)                (4,770)
 Accumulated other comprehensive loss                              (518)                  (156)
                                                              ---------              ---------
  Total shareholder's equity                                    110,590                 25,748

  Total liabilities and shareholder's equity                  $ 531,691              $ 304,297
                                                              =========              =========



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                THE BANCORP BANK
                              STATEMENTS OF INCOME

                                                        For the three months            For the nine months
                                                         ended September 30,            ended September 30,
                                                        2004            2003            2004            2003
                                                      --------        --------        --------        --------
                                                                          (unaudited)
Interest income                                               (in thousands, except per share data)
 Loans, including fees                                $  5,121        $  3,137        $ 13,344        $  8,914
 Investment securities                                   1,367             510           3,367           1,451
 Federal funds sold                                        111              75             290             201
 Interest bearing deposits                                  12               2              19               6
                                                      --------        --------        --------        --------
                                                         6,611           3,724          17,020          10,572
                                                      --------        --------        --------        --------
Interest expense
 Deposits                                                1,541           1,199           4,176           3,541
 Securities sold under agreements to repurchase             11               4              15              15
 Federal Home Loan Bank advances                           156            --               266            --
                                                      --------        --------        --------        --------
                                                         1,708           1,203           4,457           3,556
                                                      --------        --------        --------        --------

 Net interest income                                     4,903           2,521          12,563           7,016
Provision for loan and lease losses                        250             150             982             450
                                                      --------        --------        --------        --------
 Net interest income after provision for
  loan and lease losses                                  4,653           2,371          11,581           6,566
                                                      --------        --------        --------        --------

Non-interest income
 Service fees on deposit accounts                          167             200             544             656
 Merchant credit card deposit fees                       1,797           2,070           4,833           5,557
 Gain on sales of investment securities                    188             221             481             558
 Leasing income                                             66              56             152             115
 Other                                                     156             161             499             436
                                                      --------        --------        --------        --------
   Total non-interest income                             2,374           2,708           6,509           7,322
                                                      --------        --------        --------        --------

Non-interest expense
 Salaries and employee benefits                          2,257           1,102           5,793           3,246
 Occupancy expense                                         418             377           1,229           1,158
 Merchant credit card deposit                            1,630           1,975           4,346           5,100
 Data processing expense                                   273             231             745             634
 Management fee                                             36              36             108             108
 Advertising                                               131              53             336             188
 Professional fees                                         119              53             326             162
 Other                                                   1,077             799           2,879           2,092
                                                      --------        --------        --------        --------
   Total non-interest expense                            5,941           4,626          15,762          12,688
                                                      --------        --------        --------        --------
 Net income before income tax benefit                    1,086             453           2,328           1,200
Income tax benefit                                        --              (125)            --             (125)
                                                      --------        --------        --------        --------
 Net income                                           $  1,086        $    578        $  2,328        $  1,325
                                                      --------        --------        --------        --------

 Net income per share - basic                         $   0.10        $   0.16        $   0.25        $   0.38
                                                      ========        ========        ========        ========
 Net income per share - diluted                       $   0.10        $   0.16        $   0.25        $   0.38
                                                      ========        ========        ========        ========


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                THE BANCORP BANK
                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 (UNAUDITED) AND
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                                           Accumulated
                                      Common                  Additional                      other
                                      shares      Common       paid-in      Accumulated   comprehensive  Comprehensive
                                   outstanding    stock        capital        deficit         loss           income        Total
                                   -----------  -----------  -----------    -----------    -----------   -------------  -----------
                                                                (in thousands except share data)
Balance at December 31, 2002         3,500,000  $       500  $    26,194    $    (6,621)   $       315                  $    20,388
Net Income                                                                        1,851                     $    1,851        1,851
Capital contribution from parent                                   3,980                                                      3,980
Reclassification due to change
  in par value                                           25          (25)                                                        --
Other comprehensive income,
  net of reclassification
  adjustments and tax                       --           --           --             --           (471)           (471)        (471)
                                    ----------  -----------  -----------    -----------    -----------      ----------  -----------
Total other comprehensive income                                                                            $    1,380
                                                                                                            ==========

Balance at December 31, 2003         3,500,000          525       30,149         (4,770)          (156)                      25,748
Net Income                                                                        2,328                     $    2,328        2,328
Net proceeds from the issuance
  of common stock                    7,187,500        1,078       81,798                                                     82,876

Other comprehensive loss, net of
  reclassification adjustments
  and tax                                   --           --           --             --           (362)           (362)        (362)
                                    ----------  -----------  -----------    -----------    -----------      ----------  -----------
Total other comprehensive income                                                                            $    1,966
                                                                                                            ==========
Balance at September 30, 2004
  (unaudited)                       10,687,500  $     1,603  $   111,947    $    (2,442)   $      (518)                 $   110,590
                                    ==========  ===========  ===========    ===========    ===========                  ===========




SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                                THE BANCORP BANK
                            STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (unaudited)

                                                                  For the nine months ended
                                                                       September 30,
                                                                     2004            2003
                                                                  ---------       ---------
Operating activities
 Net income                                                       $   2,328       $   1,325
 Adjustments to reconcile net income to net cash
    provided by operating activities
  Depreciation and amortization                                         598             623
  Provision for loan and lease losses                                   932             450
  Net amortization (accretions) of premium (discount)                   (30)             35
  Net gain on sales of investment securities                           (481)           (558)
  Deferred income tax benefit                                          --              (125)
  Increase in accrued interest receivable                              (916)            (52)
  Decrease in interest payable                                          (13)           (243)
  Decrease in other assets                                              105           1,482
  Increase (decrease) in other liabilities                              693            (167)
                                                                  ---------       ---------
    Net cash provided by operating activities                         3,216           2,770
                                                                  ---------       ---------

Investing activities
 Purchase of investment securities                                 (116,847)        (18,456)
 Proceeds from sales of investment securities                         9,065          14,936
 Proceeds from maturity of investment securities                     18,321           9,750
 Net increase in loans                                             (114,846)        (43,222)
 Purchases of premises and equipment                                 (1,068)           (210)
                                                                  ---------       ---------
    Net cash used in investing activities                          (205,375)        (37,202)
                                                                  ---------       ---------

Financing activities
 Net increase (decrease) in deposits                                 94,503          42,696
 Net increase (decrease) in securities sold under agreements to
  repurchase                                                          2,369          (1,005)
 Federal Home Loan Bank advances                                     45,000            --
 Net proceeds from sale of common stock                              82,876            --
 Capital contributions from parent                                     --             3,980
                                                                  ---------       ---------
    Net cash provided by financing activities                       224,748          45,671
                                                                  ---------       ---------

    Net increase in cash and cash equivalents                        22,589          11,239

Cash and cash equivalents, beginning of year                         42,183          30,148
                                                                  ---------       ---------

Cash and cash equivalents, end of period                          $  64,772       $  41,387
                                                                  ---------       ---------


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of The Bancorp Bank (Bank) as of September 30, 2004 and for the nine month periods ended September 30, 2004 and 2003 are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Federal Deposit Insurance Corporation. However, in the opinion of management, these interim financial statements include all necessary adjustments to fairly present the results of the interim periods presented. The unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements included in the Bank's Annual Report on Form 10-K for the year ended December 31, 2003. The results of operations for the nine month period ended September 30, 2004 may not necessarily be indicative of the results of operations for the full year ending December 31, 2004.

NOTE 2. STOCK-BASED COMPENSATION

The Bank accounts for its stock options under Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which contains a fair value-based method for valuing stock-based compensation that entities may use that measures compensation cost at the grant date based on the fair value of the award. Alternatively, SFAS No. 123 permits entities to continue accounting for employee stock options and similar equity instruments under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

At September 30, 2004, the Bank had one stock-based compensation plan, which is more fully described in its Form 10-K report. The Bank accounts for that plan under the recognition and measurement principles of APB No. 25 and related interpretations. The Bank adopted the plan in February 2004. Stock-based employee compensation costs are not reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant. Employees of the Bank also have options to purchase common stock of its parent, The Bancorp, Inc (Parent). Financial Accounting Standards Board (FASB) Interpretation No. 44 provides an exception that allows a subsidiary to account for stock options granted to subsidiary employees to purchase parent common stock under APB No. 25 if the parent accounts for those stock options under APB No. 25. The following table illustrates the effect on net income and earnings per share if the Bank had applied the fair value recognition provisions of SFAS No. 123 for the Bank plan to stock-based employee compensation (in thousands).

                                                            For the three                For the nine
                                                            months ended                 months ended
                                                            September 30,                September 30,
                                                      ------------------------     ------------------------
                                                         2004          2003           2004          2003
                                                      ---------     ----------     ----------    ----------
Net income, as reported                               $    1,086           578     $    2,328         1,325
Less stock-based compensation costs under
  fair value based method for all awards                  (1,051)           --         (2,802)           --
                                                      ----------     ----------     ----------    ----------
Pro forma net (loss) income                           $       35    $      578     $     (474)   $    1,325
                                                      ==========    ==========     ==========    ==========
Net income per share basic, as reported               $     0.10    $     0.16     $     0.25    $     0.38
                                                      ==========    ==========     ==========    ==========
Net (loss) income per share basic, pro forma          $        -    $     0.16     $    (0.05)   $     0.38
                                                      ==========    ==========     ==========    ==========
Net income per share diluted, as reported             $     0.10    $     0.16     $     0.25    $     0.38
                                                      ==========    ==========     ==========    ==========
Net (loss) income per share diluted, pro forma        $        -    $     0.16     $    (0.05)   $     0.38
                                                      ==========    ==========     ==========    ==========

On March 31, 2004, the FASB issued a proposed Statement, Share-Based Payment an Amendment of FASB Statements No. 123 and APB No. 95, that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or
(b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Under the FASB's proposal, all forms of share-based payments to employees, including employee stock options, would be treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would generally be measured at fair value at the grant date. Current accounting guidance requires that the expense relating to so-called fixed plan employee stock options only be disclosed in the footnotes to the financial statements. The proposed Statement would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees. On October 13, 2004, FASB voted to delay the adoption of this proposed standard by public companies until their first fiscal quarter beginning after June 15, 2005. The Bank is currently evaluating this proposed statement and its effects on its results of operations.

NOTE 3. EARNINGS PER SHARE

Basic earnings per share for a particular period of time is calculated by dividing net income by the weighted average number of common shares outstanding during that period.

Diluted earnings per share is calculated by dividing net income by the weighted average number of common shares and common share equivalents. The Bank's only outstanding "common share equivalents" are options to purchase its common stock.

The following schedule shows the Bank's earnings per share for the periods presented:

                                                  For the three months ended             For the nine months ended
                                                        September 30,                          September 30,
                                                     2004               2003              2004               2003
                                                 -----------        -----------        -----------        -----------
Income applicable to common stock                $     1,086        $       578        $     2,328        $     1,325

Weighted average number of common shares
   outstanding - basic                            10,687,500          3,500,000          9,368,819          3,500,000
Options issued                                       163,763               --              124,054               --
                                                 -----------        -----------        -----------        -----------
Weighted average number of common shares
   and common share equivalents - diluted         10,851,263          3,500,000          9,492,873          3,500,000

Basic earnings per share                         $      0.10        $      0.16        $      0.25        $      0.38
                                                 ===========        ===========        ===========        ===========
Diluted earnings per share                       $      0.10        $      0.16        $      0.25        $      0.38
                                                 ===========        ===========        ===========        ===========

NOTE 4. INVESTMENT SECURITIES

The amortized cost, gross unrealized gains and losses, and fair values of the Bank's investment securities available-for-sale are summarized as follows (in thousands):

                                                                  September 30, 2004

                                                                Gross               Gross
                                           Amortized          unrealized         unrealized              Fair
                                             cost               gains               losses               value
                                           ---------          ---------           ---------           ---------
U.S. Government agency securities          $  80,000          $    --             $    (692)          $  79,308
Mortgage backed securities                     7,882                 18                (399)              7,501
Other securities                              26,713                431                (143)             27,001
                                           ---------          ---------           ---------           ---------
                                           $ 114,595          $     449           $  (1,234)          $ 113,810
                                           =========          =========           =========           =========


                                                                   December 31, 2003
                                                                Gross               Gross
                                           Amortized          unrealized         unrealized              Fair
                                             cost               gains               losses               value
                                           ---------          ---------           ---------           ---------
U.S. Government agency securities          $      --          $      --           $      --           $      --
Mortgage backed securities                    10,604                 10                (363)             10,251
Other securities                              14,019                266                (149)             14,136
                                           ---------          ---------           ---------           ---------
                                           $  24,623          $     276           $    (512)          $  24,387
                                           =========          =========           =========           =========


The amortized cost and fair value of the Bank's investment securities available-for-sale at September 30, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                           Amortized            Fair
                                             cost               value
                                           ---------          ---------
Due after one year through five years      $ 40,000           $ 39,696
Due after five years through ten years       45,047             44,629
Due after ten years                          27,202             27,139
Federal Home Loan and Atlantic
  Central Bankers Bank stock                  2,346              2,346
                                           --------           --------
                                           $114,595           $113,810
                                           ========           ========

NOTE 5. LOANS

Major classifications of loans are as follows (in thousands):

                                                 September 30,      December 31,
                                                       2004              2003
                                                     Amount             Amount
                                                  ----------         -----------
Commercial                                        $   58,082         $    53,130
Commercial mortgage                                  122,731              89,772
Construction                                          78,461              29,026
                                                  ----------         -----------
Total commercial loans                               259,274             171,928
Direct financing leases, net                          42,860              38,405
Residential mortgage                                  26,980               6,473
Consumer loans and others                             18,198              14,989
                                                  ----------         -----------
                                                     347,312             231,795
Unamortized costs                                        (37)                602
                                                  ----------         -----------
Total loans, net of unamortized fees and costs    $  347,275         $   232,397
                                                  ==========         ===========

NOTE 6. TRANSACTION WITH AFFILIATES

The Bank purchased a total of $2,654,000 in loans from Resource America, Inc. in 2001. The outstanding balance of the loans purchased from Resource America was $1,969,000 at each of September 30, 2004 and December 31, 2003. The Chairman and the President and Chief Executive Officer of Resource America are the spouse and son, respectively, of the Bank's Chairman and Chief Executive Officer. The Chairman of Resource America is the father of the Bank's Vice Chairman.

The Bank paid $9,300 and $429,000 to Cohen Bros. & Company (Cohen Bros.) for investment securities brokerage services performed for the periods ended September 30, 2004 and December 31, 2003. The Vice Chairman of the Bank is the principal of Cohen Bros. Financial LLC which owns 100% of Cohen Bros. & Company. A member of the Board of Directors is the Chief Operating Officer of Cohen Bros. & Company.

The Bank, through its Parent, entered into a sublease for office space in Philadelphia, Pennsylvania and a technical support agreement with RAIT Investment Trust (RAIT) commencing in October 2000. The Chief Executive Officer of RAIT is the Chairman and Chief Executive Officer of the Bank and the Chief Executive Officer of the Parent. Under the sublease, RAIT pays the Bank rent equal to 45% of the rent paid by the Bank and an allocation of common area expenses. Under the technical support agreements, which commenced in January 2001, the Bank also provides technical support for RAIT for a fee of $5,000 a month. RAIT paid the Bank $45,000 for such services for the nine months ended September 30, 2004 and 2003.

The Bank, through its Parent, also has a sublease for office space in Philadelphia, Pennsylvania with Cohen Bros. commencing in July 2002 under which Cohen Bros. pays rent of $6,761 per month. Prior to 2002, the Bank subleased the office space for $1,000 per month. Cohen Bros. paid $60,849 in rent for the nine months ended September 30, 2004 and 2003.

In July 2002, Cohen Bros. entered into an agreement with the Bank under which Cohen Bros. pays fees of $1,000 per month for technical support and $3,600 per month for telephone system support services. Technical and telephone support fees for Cohen Bros. were $41,000 for the periods ended September 30, 2004 and 2003.

The Bank maintains deposits for various affiliated companies totaling approximately $58,830,000 and $34,708,000 as of September 30, 2004 and December 31, 2003, respectively. The majority of these deposits are short-term in nature and rates are consistent with market rates.

The Bank has entered into lending transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons on the same terms as those prevailing for comparable transactions with other borrowers. At September 30, 2004, these loans were current as to principal and interest payments and, in the opinion of management, do not involve more than normal risk of collectibility. At September 30, 2004, loans to these related parties amounted to $2,046,000.

As of September 30, 2004 and December 31, 2003, respectively, the Parent was obligated to the Bank for $-0- and $607,000, respectively, of reimbursements to the Bank for expenses paid by the Bank on behalf of the Parent. In addition, the Bank pays a management fee to the Parent of $12,000 per month under the joint management services policy between the Bank and the Parent. Management fees were $108,000 for September 30, 2004 and 2003. There were no receivable balances related to these management fees as of any of the stated periods. The Bank also maintains a deposit account for the Parent. Deposit balances were $13,426,000 and $1,355,000 as of September 30, 2004 and December 31, 2003, respectively.

NOTE 7.  SIGNIFICANT ACCOUNTING PRONOUNCEMENTS

In November 2003, the Emerging Issues Task Force (EITF) of the FASB issued EITF Abstract 03-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (EITF 03-1). The quantitative and qualitative disclosure provisions of EITF 03-1 were effective for years ending after December 15, 2003 and were included in the Company's 2003 Form 10-K. In March 2004, the EITF issued a Consensus on Issue 03-1 requiring that the provisions of EITF 03-1 be applied for reporting periods beginning after June 15, 2004 to investments accounted for under SFAS No. 115 and 124. EITF 03-1 establishes a three-step approach for determining whether an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. In September 2004, the FASB issued a proposed Staff Position, EITF Issue 03-1-a, Implementation Guidance for the Application of Paragraph 16 of EITF 03-1 (EITF 03-1-a). EITF 03-1-a would provide implementation guidance with respect to debt securities that are impaired solely due to interest rates and/or sector spreads and analyzed for other-than-temporary impairment under paragraph 16 of EITF 03-1. In September 2004, the FASB issued a Staff Position, EITF Issue 03-1-1, Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1 (EITF 03-1-1). FSP EITF Issue No. 03-1-1, Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, `The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments delays the effective date of certain provisions of EITF Issue 03-1, including steps two and three of the Issue's three-step approach for determining whether an investment is other-than-temporarily impaired. However, step one of that approach must still be initially applied for impairment evaluations in reporting periods beginning after June 15, 2004. The delay of the effective date for paragraphs 10-20 of EITF Issue 03-1 will be superseded with the final issuance of proposed FSP EITF Issue 03-1-a, Implementation Guidance for the Application of Paragraph 16 of EITF Issue No. 03-1, `'The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. The Bank is in the process of determining the impact that this EITF will have on its financial statements.

The Securities and Exchange Commission recently released Staff Accounting Bulletin (SAB) No. 105, Application of Accounting Principles to Loan Commitments. SAB 105 provides guidance about the measurement of loan commitments recognized at fair value under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. SAB 105 also requires companies to disclose their accounting policy for those loan commitments including methods and assumptions used to estimate fair value and associated hedging strategies. SAB 105 is effective for all loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of SAB 105 is not expected to have a material effect on the Bank's financial statements.

NOTE 8.  INITIAL PUBLIC OFFERING

In February 2004, The Bank completed a public offering for 7,187,500 shares of Bank common stock at $12.50 per share. Proceeds from the offering were $82.9 million, net of offering costs of $6.9 million. As a result of this offering, the ownership of the Parent was reduced to 32.7%. Total shares of common stock outstanding after this offering were 10,687,500.

NOTE 9. REORGANIZATION

The Bank and its Parent announced that they have entered into an agreement and plan of merger under which the Bank would be reorganized as a wholly-owned subsidiary of Parent. Upon consummation of the merger, each share of the Bank's common stock would be converted into 1.15 shares of Parent's common stock. Fractional shares would be cashed out based on multiplying the fractional share by an amount equal to the average closing price of the Bank's common shares on the Nasdaq National Market during the ten trading days immediately before the effective date of the merger divided by 1.15. Consummation of the reorganization is subject to certain conditions, including receipt of all necessary regulatory approvals and an affirmative vote of a majority of the Bank's common stock.